Exhibit 99.1

Performant Financial Corporation Announces Financial Results for Third Quarter 2015

Livermore, Calif., November 4, 2015 - Performant Financial Corporation (Nasdaq: PFMT), a leading provider of technology-enabled recovery and related analytics services in the United States, today reported the following financial results for its third quarter ended September 30, 2015:

Third Quarter Financial Highlights

•	Total revenues of $38.5 million, compared to $39.6 million in the prior year period, down 2.9%

•	Net loss of $(0.3) million, or $(0.01) per diluted share, compared to a net loss of $(0.5) million, or $(0.01) per diluted share, in the prior year period

•	Adjusted EBITDA of $6.5 million, compared to $5.7 million in the prior year period

•	Adjusted net income of $0.8 million, or $0.02 per diluted share, compared to $0.7 million and $0.01 per diluted share, respectively, in the prior year period

Third Quarter 2015 Results

“Our reported results in the third quarter reflect both the delays in the CMS and Department of Education contract renewal processes and the hard work that has gone into restructuring our expenses and reorganizing our healthcare operations. During this transitional softness in our business, we have been focused on establishing resiliency in our financial platform by comprehensively restructuring both our variable and fixed expenses. Our focus was to create stronger implementation teams, improve the scalability of our products, increase the effectiveness of account management, and streamline operational efficiency. If we annualize our cost reductions for the past nine months, they represent about $15 million dollars lower than 2014,” said Lisa Im, Performant Financial’s Chief Executive Officer.

Student lending revenues in the third quarter were $28.5 million, an increase of 1.6% from $28.1 million in the prior year period. The U.S. Department of Education and Guaranty Agencies accounted for revenues of $6.0 million and $22.5 million, respectively, in the third quarter of 2015, compared to $13.0 million and $15.1 million in the prior year period. Student loan placement volume (defined below) during the quarter totaled $0.5 billion, compared to $1.7 billion in the prior year period. This figure reflects the lack of placements from Dept of Education and fluctuations in placement volume from Guaranty Agencies.

Healthcare revenues in the third quarter were $5.1 million, down from $5.2 million in the prior year period, due to significant limitations on the scope of recovery activities that have been imposed during the CMS contract transition. Medicare audit recovery revenues were $3.5 million in the third quarter, a decline of $0.5 million from the prior year period. Commercial healthcare clients contributed revenues of $1.6 million in the third quarter of 2015, an increase of $0.4 million from the prior year period.

Other revenues in the third quarter were $4.9 million, down from $6.4 million in the prior year period.

As of September 30, 2015, the Company had cash and cash equivalents of approximately $78.3 million.

Business Outlook

“We firmly believe that the results year to date do not fully reflect the hard work and considerable effort from our employees. As we manage through this transitional period, we will continue to thoughtfully but aggressively manage our operating expenses, while balancing the need to position the Company for long term growth.

Based on our results, we are reiterating our expectation to achieve the upper end of our 2015 revenue guidance of $150 million to $160 million,” concluded Im.

Terms used in this Press Release
Student Loan Placement Volume refers to the dollar volume of defaulted student loans first placed with us during the specified period by public and private clients for recovery. Placement Volume allows us to measure and track trends in the amount of inventory our clients in the student lending market are placing with us during any period. The revenue associated with the recovery of a portion of these loans may be recognized in subsequent accounting periods, which assists management in estimating future revenues and in allocating resources necessary to address current Placement Volumes.

Earnings Conference Call

The Company will hold a conference call to discuss its third quarter results today at 5:00 p.m. Eastern. A live webcast of the call may be accessed on the Investor Relations section of the Company’s website at investors.performantcorp.com. The conference call is also available by dialing 877-705-6003 (domestic) or 201-493-6725 (international).

A replay of the call will be available on the Company's website or by dialing 877-870-5176 (domestic) or 858-384-5517 (international) and entering the passcode 13622730. The telephonic replay will be available approximately three hours after the call, through November 11, 2015.

About Performant Financial Corporation

Performant helps government and commercial organizations enhance revenue and contain costs by preventing, identifying and recovering waste, improper payments and defaulted assets. Performant is a leading provider of these services in several industries, including healthcare, student loans and government. Performant has been providing recovery audit services for more than nine years to both commercial and government clients, including serving as a Recovery Auditor for the Centers for Medicare and Medicaid Services.

Powered by a proprietary analytic platform and workflow technology, Performant also provides professional services related to the recovery effort, including reporting capabilities, support services, customer care and stakeholder training programs meant to mitigate future instances of improper payments. Founded in 1976, Performant is headquartered in Livermore, California.

Note Regarding Use of Non-GAAP Financial Measures

In this press release, to supplement our consolidated financial statements, the company presents adjusted EBITDA and adjusted net income. These measures are not in accordance with generally accepted accounting principles (GAAP) and accordingly reconciliations of adjusted EBITDA and adjusted net income to net income determined in accordance with GAAP are included in the “Reconciliation of Non-GAAP Results” table at the end of this press release. We have included adjusted EBITDA and adjusted net income in this press release because they are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends and to prepare and approve our annual budget. Accordingly, we believe that adjusted EBITDA and adjusted net income provide useful information to investors and analysts in understanding and evaluating our operating results in the same manner as our management and board of directors. Our use of adjusted EBITDA and adjusted net income has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of items, specifically interest, tax and depreciation and amortization expenses, equity-based compensation expense and certain other non-operating expenses, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be calculated differently from similarly titled non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial guidance for 2015. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, that our agreements with CMS and the Department of Education, two of our largest customers, are currently subject to rebidding processes, that transition rules have significantly limited our activity under the existing RAC contract, the high level of revenue concentration among the Company's five largest customers, that many of the Company's customer contracts are subject to periodic renewal, are not exclusive and do not provide for committed business volumes, that the Company faces significant competition in all of its markets, that the U.S. federal government accounts for a significant portion of the Company's revenues, that future legislative and regulatory changes may have significant effects on the Company's business, failure of the Company's or third parties' operating systems and technology infrastructure could disrupt the operation of the Company's business and the threat of breach of the Company's security measures or failure or unauthorized access to confidential data that the Company possesses. More information on potential factors that could affect the Company's financial condition and operating results is included from time to time in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's annual report on Form 10-K for the year ended December 31, 2014 and subsequently filed reports on Forms 10-Q and 8-K. The forward-looking statements are made as of the date of this press release and the Company does not undertake to update any forward-looking statements to conform these statements to actual results or revised expectations

Contact Information
Richard Zubek
Investor Relations

925-960-4988
investors@performantcorp.com

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except per share amounts)

	September 30, 2015	December 31, 2014
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$78,277	$80,298
Trade accounts receivable, net of allowance for doubtful accounts of $221 and $32, respectively	13,793	15,047
Deferred income taxes	7,643	7,605
Prepaid expenses and other current assets	12,044	12,559
Income tax receivable	557	4,394
Debt issuance costs, current portion	1,099	986
Total current assets	113,413	120,889
Property, equipment, and leasehold improvements, net	25,592	27,647
Identifiable intangible assets, net	26,018	29,093
Goodwill	82,522	82,522
Debt issuance costs, net	1,301	2,456
Other assets	194	222
Total assets	$249,040	$262,829
Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of notes payable	$9,076	$9,820
Accrued salaries and benefits	7,691	5,380
Accounts payable	2,508	1,370
Other current liabilities	5,519	8,452
Estimated liability for appeals	18,943	18,625
Net payable to client	14,689	12,110
Total current liabilities	58,426	55,757
Notes payable, net of current portion	87,451	101,975
Deferred income taxes	10,384	11,666
Other liabilities	2,600	2,259
Total liabilities	158,861	171,657
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value. Authorized, 500,000 shares at September 30, 2015 and December 31, 2014; issued and outstanding 49,465 and 49,350 shares at September 30, 2015 and December 31, 2014, respectively	5	5
Additional paid-in capital	60,326	57,329
Retained earnings	29,848	33,838
Total stockholders’ equity	90,179	91,172
Total liabilities and stockholders’ equity	$249,040	$262,829

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues	$38,506	$39,640	$118,327	$155,683
Operating expenses:
Salaries and benefits	21,729	22,180	67,595	71,236
Other operating expenses	14,096	15,658	48,801	56,304
Total operating expenses	35,825	37,838	116,396	127,540
Income from operations	2,681	1,802	1,931	28,143
Interest expense	(2,137)	(2,456)	(6,800)	(7,765)
Income (loss) before provision for (benefit from) income taxes	544	(654)	(4,869)	20,378
Provision for (benefit from) income taxes	858	(175)	(879)	8,599
Net income (loss)	$(314)	$(479)	$(3,990)	$11,779
Net income (loss) per share
Basic	$(0.01)	$(0.01)	$(0.08)	$0.24
Diluted	$(0.01)	$(0.01)	$(0.08)	$0.24
Weighted average shares
Basic	49,436	49,004	49,394	48,641
Diluted	49,436	49,004	49,394	49,758

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
Cash flows from operating activities:	2015	2014
Net income (loss)	$(3,990)	$11,779
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
(Gain) loss on disposal of asset	(594)	29
Depreciation and amortization	10,094	9,058
Deferred income taxes	(1,320)	(1,975)
Stock-based compensation	3,398	2,621
Interest expense from debt issuance costs and amortization of discount note payable	957	887
Changes in operating assets and liabilities:
Trade accounts receivable	1,254	2,995
Prepaid expenses and other current assets	515	(7,862)
Income tax receivable	3,837	(3,056)
Other assets	163	46
Accrued salaries and benefits	2,311	(4,943)
Accounts payable	1,138	59
Other current liabilities	(2,439)	(144)
Income taxes payable	—	(103)
Estimated liability for appeals	318	1,933
Net payable to client	2,579	13,987
Other liabilities	792	594
Net cash provided by operating activities	19,013	25,905
Cash flows from investing activities:
Proceeds from sale of property, equipment, and leasehold improvements	1,272	—
Purchase of property, equipment, and leasehold improvements	(5,635)	(6,724)
Net cash used in investing activities	(4,363)	(6,724)
Cash flows from financing activities:
Repayment of notes payable	(15,268)	(19,054)
Taxes paid related to net share settlement	(90)	—
Proceeds from exercise of stock options	26	606
Income tax benefit (shortfall) from employee stock options	(370)	3,078
Payment of purchase obligation	(969)	(750)
Net cash used in financing activities	(16,671)	(16,120)
Net increase (decrease) in cash and cash equivalents	(2,021)	3,061
Cash and cash equivalents at beginning of period	80,298	81,909
Cash and cash equivalents at end of period	$78,277	$84,970
Supplemental disclosures of cash flow information:
Cash paid (received) for income taxes	$(3,242)	$10,331
Cash paid for interest	$5,846	$6,863

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of Non-GAAP Results
(In thousands, except per share amount)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Adjusted Earnings Per Diluted Share:
Net income (loss)	$(314)	$(479)	$(3,990)	$11,779
Plus: Adjustment items per reconciliation of adjusted net income	1,097	1,222	6,570	3,730
Adjusted net income	783	743	2,580	15,509
Adjusted Earnings Per Diluted Share	$0.02	$0.01	$0.05	$0.31
Diluted avg shares outstanding (7)	50,083	49,964	50,050	49,758

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Adjusted EBITDA:
Net income (loss)	$(314)	$(479)	$(3,990)	$11,779
Provision for (benefit from) income taxes	858	(175)	(879)	8,599
Gain on sale of land (6)	(636)	—	(636)	—
Interest expense	2,137	2,456	6,800	7,765
Transaction expenses (1)	—	—	3,270	—
Restructuring and other expenses (4)	—	—	930	—
Depreciation and amortization	3,242	3,067	10,094	9,058
Stock-based compensation	1,231	839	3,398	2,621
Adjusted EBITDA	$6,518	$5,708	$18,987	$39,822

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Adjusted Net Income:
Net income (loss)	$(314)	$(479)	$(3,990)	$11,779
Gain on sale of land (6)	(636)	—	(636)	—
Transaction expenses (1)	—	—	3,270	—
Stock-based compensation	1,231	839	3,398	2,621
Amortization of intangibles (2)	943	933	3,081	2,799
Deferred financing amortization costs (3)	290	264	906	796
Restructuring and other expenses (4)	—	—	930	—
Tax adjustments (5)	(731)	(814)	(4,379)	(2,486)
Adjusted Net Income	$783	$743	$2,580	$15,509

(1) Represents direct and incremental costs associated with expenses incurred in 2015 for a potential acquisition and related financing.
(2) Represents amortization of capitalized expenses related to the acquisition of Performant by an affiliate of Parthenon Capital Partners in 2004, and also an acquisition in the first quarter of 2012 to enhance our analytics capabilities.
(3) Represents amortization of capitalized financing costs related to financing conducted in 2012 and costs related to the amendment of the terms of the note payable in 2014.
(4) Represents restructuring costs and severance and termination expenses incurred in connection with termination of employees and consultants in 2015.
(5) Represents tax adjustments assuming a marginal tax rate of 40%.
(6) Represents gain on the sale of land in San Angelo, TX in 2015.
(7) While net income (loss) for the three and nine months ended September 30, 2015 reflects a net loss of $(314) and $(3,990), the computation of adjusted net income results in adjusted net income of $783 and $2,580, respectively. Therefore, the calculation of the adjusted earnings per diluted share for the three and nine months ended September 30, 2015 includes dilutive common share equivalents of 647 and 656 added to the basic weighted average shares of 49,436 and 49,394, respectively. While net income (loss) for the three months ended September 30, 2014 reflects a net loss of $(479), the computation of adjusted net income results in adjusted net income of $743. Therefore, the calculation of the adjusted earnings per diluted share includes dilutive common share equivalents of 960 added to the basic weighted average shares of 49,004.